EXHIBIT A

         A Consolidating Statement Of Income And Surplus Of The Claimant
          And Its Subsidiary Companies As Of The Close Of Such Calendar
                   Year,Together With A Consolidating Balance
                     Sheet Of Claimant And Its Subsidiaries
                     As Of The Close Of Such Calendar Year.

                                    Claimant

Form 10-K, filed with the United States Securities and Exchange Commission by Dynegy Inc. for the calendar year ended December 31, 1999, Commission file number: 1-11156, is hereby incorporated by reference.


                                    Illinova

Form 8-K filed with the United States Securities and Exchange Commission by Dynergy Holdings Inc. on March 17, 2000, Commission file number: 1-11,56, is hereby incorporated by reference.


                                     Dynegy

Form 10-K, filed with the United States Securities and Exchange Commission by Dynegy Inc. for the calendar year ended December 31, 1999, Commission file number: 1-029311, is hereby incorporated by reference.